Exhibit 99.1

Parametric Sound Announces First Quarter 2014 Results

First Quarter Net Revenue Increased 30% to $38.3 million

First Quarter Gross Profit Increased 44% to $12.3 million

SAN DIEGO, May 12, 2014 – Parametric Sound Corporation (NASDAQ: HEAR) today announced financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

•	Net revenue of $38.3 million, a 30% increase from $29.5 million in the first quarter of 2013.

•	Gross profit of $12.3 million, a 42% increase from $8.6 million in the first quarter of 2013.

•	Gross margin of 32.1%, a 290 basis point increase from 29.2% in the first quarter of 2013.

•	Adjusted EBITDA (as defined below) for the headset business totaled approximately $4.8 million, a 182% increase from $1.7 million in the first quarter of 2013. The Company invested approximately $2 million in HyperSound during the quarter, Adjusted EBITDA on a consolidated basis was $2.8 million.

•	Headset Adjusted EBITDA margins of 12.5%, a 680 basis point increase from 5.7% in the first quarter of 2013.

Recent Developments

•	Signed a new $60 million global asset backed credit facility with Bank of America that better supports our domestic and international growth strategies.

•	Completed equity offering that raised $35.6 million net of all commissions and fees that improved stock liquidity and increased institutional ownership.

•	Used proceeds from the equity offering to significantly improve the balance sheet; as of April 29, 2014 cash and cash equivalents were approximately $20 million, an increase of $14.5 million from March 31, 2014, and net debt was approximately $24.8 million, a reduction of $35.9 million from March 31, 2014.

•	Received U.S. Food and Drug Administration (FDA) clearance for the marketing of the HyperSound Audio System as a hearing improvement device.

•	Changed ticker symbol to HEAR and moved closer to completing a corporate name change to Turtle Beach Corporation and related CUSIP change, which is expected to occur May 28th.

“It has been a busy and productive first quarter for Parametric Sound, and a formative period during which we laid the groundwork for what I believe will be a bright future for our company and our stockholders,” commented Juergen Stark, chief executive officer of Parametric Sound. “In less than 90 days we completed the merger and strengthened our financial position by signing a new asset backed credit facility, paying down long-term debt, and raising capital through a common stock offering. In that same 90 day window, we successfully capitalized on the initial opportunities created by the gaming console transition through the well-executed launch of the first Xbox One headsets to market. We’ve also moved quickly to get the right people and pieces in place to successfully execute on the commercialization of our HyperSound technology, which will begin in earnest later this year. We are confident that our recent actions have put the Company in a stronger position to capitalize on the many global opportunities that lie ahead.”

First Quarter 2014 Review

Net revenue increased 30% to $38.3 million, compared with $29.5 million in the same period in 2013. The increase in revenue was driven primarily by demand for the Company’s new Xbox One headsets, which launched during the first quarter of 2014.

Gross profit increased 42% to $12.3 million, compared to $8.6 million in the same period in 2013. Gross margin increased 290 basis points to 32.1% from 29.2% in the same period in 2013 driven primarily by a favorable product and channel mix.

Operating expenses, excluding $4.2 million in one-time business transactions costs related to the VTBH and Parametric Sound merger that closed on January 15, 2014, increased 40% to $12.6 million, or 32.8% of net revenue, compared to $9.0 million, or 30.3% of net revenue in the same period in 2013. The increase in operating expenses was primarily attributable to investments in personnel and R&D to support future growth of HyperSound technology as well as additional general and administrative costs associated with being a larger public company, partially offset by lower marketing expenses.

Adjusted EBITDA (as defined below) for the headsets business totaled approximately $4.8 million, a 182% increase from $1.7 million in the first quarter of 2013. The Company invested approximately $2 million in HyperSound during the quarter, Adjusted EBITDA on a consolidated basis was $2.8 million.

“Our first quarter results represent a very good start to the new fiscal year,” commented Mr. Stark. “Demand for our first Xbox One compatible headsets, including the popular Titanfall licensed series, has been strong, driving robust top-line growth and gross margin expansion versus a year ago. We expect the momentum across our Turtle Beach business to remain positive as household penetration of Xbox One and PlayStation 4 gaming consoles continues to increase in the U.S. and in international markets.”

Balance Sheet Highlights

As of March 31, 2014, cash and cash equivalents totaled $5.5 million. As of April 29, 2014, immediately after the closing of our common stock offering, our cash and cash equivalents totaled approximately $20 million. As of March 31, 2014, the Company had outstanding net debt of $60.7 million. The debt at March 31, 2014 consisted of $34.5 million drawn down from our revolver, $17.7 million of subordinated notes and $14.0 million in Series B Preferred Stock. Following the closing of the offering, on April 29, 2014, the Company’s net debt outstanding was $24.8 million, a decrease of $35.9 million. Total inventory as of March 31, 2014 was $41.6 million, a decrease of 16.2% as compared to the same period in 2013. There were approximately 37.7 total shares outstanding on March 31, 2014. Immediately after the closing of the offering on April 29, 2014, there were approximately 41.7 million.

Full Year 2014 Expectations

Based on first quarter results and current visibility, the Company is reiterating its outlook for the full year. The Company expects net revenues in the Turtle Beach headset business to be in the range of $210 to $230 million representing growth of approximately 24% over 2013 levels at the mid-point of the range. The anticipated revenue growth is primarily driven by the expected rebound in the core console gaming headset market, which the Company expects to be a multi-year trend. Net revenues from the HyperSound business are still expected to be in the range of $1 to $4 million consistent with our expectations for the early stages of commercializing the HyperSound technology. Total company gross margins are expected to be in the 30% range, a 180 basis point increase over 2013 with further improvement expected in 2015 as Turtle Beach’s gaming headset product portfolio for new consoles expands and HyperSound becomes a more material part of the revenues.

Full year Adjusted EBITDA for the headset business is expected to be in the range of $30 to $35 million representing year-over-year growth of 134% at the midpoint of the range. Full year Adjusted EBITDA margin is expected to be approximately 15%, a 730 basis point increase over 2013 at the mid-point of the range. The Company remains committed to investing in HyperSound in order to capitalize on the broad array of expected future opportunities for this technology. Adjusted EBITDA for the businesses in 2014 is expected to be in the range of $20-$25 million, reflecting the impact of a $10 million anticipated investment during the year in HyperSound.

Conference Call Details

Juergen Stark, CEO, and John Hanson, CFO, will host a conference call and simultaneous webcast to discuss the financial results and outlook today, May 12, 2014, at 1:30 PM Pacific Time / 4:30 PM Eastern Time. To participate in the conference call, investors should dial (877) 303-9855 (domestic) or (408) 337-0154 (international) and provide the pass code 36801752, 10 minutes prior to the scheduled start of the call. A simultaneous audio-only webcast of the call may be accessed on the Internet at www.parametric sound.com. An archive of the webcast will be available on the Company’s website for approximately one year, and a recorded replay of the call will be available for one week at (855) 859-2056 or (404) 537-3406 and entering conference ID number 36801752.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to presenting Adjusted EBITDA, as defined by the Company, for the years ended December 31, 2013, and 2012. Please see a reconciliation of GAAP results to Adjusted EBITDA, which is included below for the first quarters ended March 31, 2014, and 2013.

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All trademarks are the property of their respective owners.

About Parametric Sound

Parametric Sound Corporation is an audio technology company that markets innovative products under the Turtle Beach and HyperSound brands.

The Company designs and markets premium audio peripherals for video game consoles, personal computers and mobile devices under the brand Turtle Beach (TurtleBeach.com), including officially-licensed headsets for the next-generation Xbox One and PlayStation 4 consoles. Turtle Beach is the leading brand in video game audio and the official audio provider for Major League Gaming, the world's largest eSports league, and Twitch, the world’s leading video platform and community for gamers.

Under the brand HyperSound (HyperSound.com), the Company markets pioneering directed audio solutions that beam sound to a specific listening area without the ambient noise of traditional speakers. HyperSound has applications in digital signage and kiosks, consumer electronics and health care.

Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Forward looking statements are based on management's statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, the substantial uncertainties inherent in acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, and other factors discussed in our public filings, including the risk factors included in the Company’s Annual Report on Form 10-K and other periodic reports filed with the SEC, the Company’s Proxy Statement on Schedule 14A filed in connection with our merger with Turtle Beach and the Company’s Prospectus Supplement filed with the SEC on April 24, 2014. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company any is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

For more information:

Anne Rakunas

ICR

Investor Relations

Anne.Rakunas@icrinc.com

+1-310-954-1113

David Lowey

Parametric Sound Corporation

Corporate Communications

David.Lowey@turtlebeach.com

+1-914-844-2759

Parametric Sound Corporation

Condensed Consolidated Balance Sheet

(in thousands, except share and per-share data)

	As of		As of
	March 31, 2014		December 31, 2013
ASSETS	(unaudited	)
CURRENT ASSETS:
Cash and cash equivalents	$5,552		$6,509
Accounts receivable, net	28,904		48,542
Inventories, net	41,584		49,643
Deferred tax assets	9,745		2,214
Prepaid expenses and other current assets	4,131		3,561
Prepaid income taxes	2,925		2,925

Total Current Assets	92,841		113,394
Property and equipment, net	6,229		7,369
Deferred financing costs, net	449		1,575
Deferred tax assets, long-term portion	6,322		827
Intangible assets, net	40,210		3,972
Goodwill	80,868		—
Other assets	119		170

TOTAL ASSETS	$227,038		$127,307

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Revolving credit facilities	$34,490		$39,736
Term loan, current portion	—		14,500
Subordinated notes	17,737		—
Accounts payable	28,833		44,136
Accrued liabilities	10,341		8,615
Due to shareholders, current portion	3,125		3,125
Capital lease obligation, current portion	38		—
Other current liabilities	288		1,097

Total Current Liabilities	94,852		111,209
Series B redeemable preferred stock	13,983		13,713
Income tax payable, long-term portion	1,986		1,986
Capital lease obligation, long-term portion	75		—
Deferred tax liabilities	14,325		850
Subordinated note	—		10,342

TOTAL LIABILITIES	125,221		138,100

Commitments and Contingencies
Series A convertible stock, $0.01 par value - 50,000,000 shares authorized; 48,689,555 shares issued and outstanding as of December 31, 2013	—		24,345
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value - 50,000,000 shares authorized; 37,651,247 shares issued and outstanding as of March 31, 2014 and 12,700,460 shares issued and outstanding as of December 31, 2013	38		13
Additional paid-in capital	85,678		(54,031)
Retained earnings	15,868		18,775
Accumulated other comprehensive income	233		105

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	101,817		(35,138)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$227,038		$127,307

Parametric Sound Corporation

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands)

	Quarter Ended	Quarter Ended
	March 31, 2014	March 31, 2013
Net Revenue	$38,288	$29,533
Cost of Revenue	26,012	20,908

Gross Profit	12,276	8,625

Operating expenses:
Selling and marketing	7,000	5,706
Research and development	1,998	887
General and administrative	3,573	2,370
Business transaction costs	4,228	—

Total operating expenses	16,799	8,963

Operating loss	(4,523)	(338)
Other (income) expense, net:
Interest expense	4,240	1,314
Other (income) expense, net	(25)	389

Total other expense, net	4,215	1,703

Loss before (benefit) provision for income taxes	(8,738)	(2,041)
(Benefit) provision for income taxes	(5,832)	263

Net loss	$(2,906)	$(2,304)

Net loss per share:
Basic	$(0.09)	$(0.18)

Diluted	$(0.09)	$(0.18)

Weighted-average shares used to compute net loss per share:
Basic	33,715	12,700

Diluted	33,715	12,700

Parametric Sound Corporation

GAAP to Adjusted EBITDA Reconciliation

	GAAP	Adj	Adj	Adj	Adj	Adjusted
Q1 2014	Reported	Depr	Stock Comp	Amort	Trans Exp	EBITDA
Revenue, net	$38,288	$—	$—	$—	$—	$38,288
Cost of Revenue	$26,012	$(54)	$(30)	$(6)	$—	$25,922

Gross Profit	$12,276	$54	$30	$6	$—	$12,366
Operating Expenses
Selling & Marketing	$7,000	$(1,361)	$(120)	$(231)	$—	$5,288
Product Development	$1,998	$(79)	$(206)	$—	$—	$1,713
Gen & Admin	$3,573	$(320)	$(693)	$—	$—	$2,560
Business Trans	$4,228	$—	$—	$—	$(4,228)	$—

Total Operating Exp	$16,799	$(1,760)	$(1,019)	$(231)	$(4,228)	$9,561
Operating Income (Loss)	$(4,523)	$1,814	$1,049	$237	$4,228	$2,805
Other Income
Interest Expense, net	$4,240
Other Expense, net	$(25)					$(25)

Total Other Expense, net	$4,215
Loss Before Taxes	$(8,738)
Tax Benefit	$(5,832)

Net Income(Loss)	$(2,906)			Adjusted EBITDA		$2,830

	GAAP	Adj	Adj	Adj	Adj	Adjusted
Q1 2013	Reported	Depr	Stock Comp	Amort	Trans Exp	EBITDA
Revenue, net	$29,533	$—	$—	$—	$—	$29,533
Cost of Revenue	$20,908	$(34)	$(20)	$—	$—	$20,854

Gross Profit	$8,625	$34	$20	$—	$—	$8,679
Operating Expenses
Selling & Marketing	$5,706	$(852)	$(75)	$(231)	$—	$4,548
Product Development	$887	$(13)	$(65)	$—	$—	$809
Gen & Admin	$2,370	$(37)	$(548)	$—	$(527)	$1,258
Business Trans	$—	$—	$—	$—	$—	$—

Total Operating Exp	$8,963	$(902)	$(688)	$(231)	$(527)	$6,615
Operating Income (Loss)	$(338)	$936	$708	$231	$527	$2,064
Other Income
Interest Expense,net	$1,314
Other Income, net	$389					$389

Total Other Expense, net	$1,703
Loss Before Taxes	$(2,041)
Tax Provision	$263

Net Income(Loss)	$(2,304)			Adjusted EBITDA		$1,675